CITIGROUP MORTGAGE LOAN TRUST INC.
as Depositor
WILMINGTON TRUST COMPANY
as Owner Trustee
CITIMORTGAGE, INC.
as Securities Administrator
and
CITIBANK, N.A.
not in its individual capacity,
but solely in its capacity as Certificate Registrar and Certificate Paying Agent
_______________________________________
AMENDED AND RESTATED
TRUST AGREEMENT
Dated as of February 27, 2006
_______________________________________
Trust Certificate, Series 2006-AR1

Table of Contents

ARTICLE I

DEFINITIONS
Section 1.01	Definitions
Section 1.02	Other Definitional Provisions.

ARTICLE II

ORGANIZATION
Section 2.01	Name
Section 2.02	Office
Section 2.03	Purposes and Powers
Section 2.04	Appointment of Owner Trustee
Section 2.05	Initial Capital Contribution of Owner Trust Estate
Section 2.06	Declaration of Trust
Section 2.07	Liability of the Holder of the Certificate
Section 2.08	Title to Trust Property
Section 2.09	Situs of Trust
Section 2.10	Representations and Warranties of the Depositor
Section 2.11	Investment Company

ARTICLE III

CONVEYANCE OF THE OWNER TRUST ESTATE AND THE TRUST CERTIFICATE
Section 3.01	Conveyance of the Owner Trust Estate
Section 3.02	The Certificate
Section 3.03	Authentication of the Certificate
Section 3.04	Registration of and Limitations on Transfer and Exchange of the Certificate
Section 3.05	Mutilated, Destroyed, Lost or Stolen Certificate
Section 3.06	Persons Deemed Certificateholders
Section 3.07	Access to List of Certificateholders' Names and Addresses
Section 3.08	Maintenance of Office or Agency
Section 3.09	Certificate Paying Agent

ARTICLE IV

AUTHORITY AND DUTIES OF OWNER TRUSTEE
Section 4.01	General Authority
Section 4.02	General Duties
Section 4.03	Action upon Instruction
Section 4.04	No Duties Except as Specified under Specified Documents or in Instructions
Section 4.05	Restrictions
Section 4.06	Prior Notice to Certificateholders with Respect to Certain Matters
Section 4.07	Action by Certificateholder with Respect to Certain Matters
Section 4.08	Action by Certificateholder with Respect to Bankruptcy
Section 4.09	Restrictions on Certificateholder’s Power
Section 4.10	Control
Section 4.11	Optional Redemption
Section 4.12	Optional Repurchase of the Mortgage Loans

ARTICLE V

APPLICATION OF TRUST FUNDS
Section 5.01	Distributions
Section 5.02	Method of Payment
Section 5.03	Tax Returns
Section 5.04	Statements to Certificateholders

ARTICLE VI

CONCERNING THE OWNER TRUSTEE
Section 6.01	Acceptance of Trusts and Duties
Section 6.02	Furnishing of Documents
Section 6.03	Representations and Warranties
Section 6.04	Reliance; Advice of Counsel
Section 6.05	Not Acting in Individual Capacity
Section 6.06	Owner Trustee Not Liable for the Certificate or Related Documents
Section 6.07	Owner Trustee May Own the Certificate and Notes
Section 6.08	Payments from Owner Trust Estate
Section 6.09	Doing Business in Other Jurisdictions
Section 6.10	Liability of Certificate Registrar and Certificate Paying Agent
Section 6.11	Derivative Contracts

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE
Section 7.01	Owner Trustee's Fees and Expenses
Section 7.02	Indemnification

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT
Section 8.01	Termination of Trust Agreement

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
Section 9.01	Eligibility Requirements for Owner Trustee
Section 9.02	Replacement of Owner Trustee
Section 9.03	Successor Owner Trustee
Section 9.04	Merger or Consolidation of Owner Trustee
Section 9.05	Appointment of Co-Trustee or Separate Trustee

ARTICLE X

MISCELLANEOUS
Section 10.01	Amendments
Section 10.02	No Legal Title to Owner Trust Estate
Section 10.03	Limitations on Rights of Others
Section 10.04	Notices
Section 10.05	Severability
Section 10.06	Separate Counterparts
Section 10.07	Successors and Assigns
Section 10.08	No Petition
Section 10.09	No Recourse
Section 10.10	Headings
Section 10.11	GOVERNING LAW
Section 10.12	Integration
Section 10.13	Obligations

ARTICLE XI

REMIC CONVERSION
Section 11.01	Conditions Precedent to a REMIC Conversion

This Amended and Restated Trust Agreement, dated as of February 27, 2006 (as amended from time to time, this “Trust Agreement”), among Citigroup Mortgage Loan Trust Inc., a Delaware corporation, as depositor (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”), CitiMortgage, Inc. as securities administrator (the “Securities Administrator”) and Citibank, N.A., not individually but acting solely as certificate registrar (the “Certificate Registrar”) and as certificate paying agent (the “Certificate Paying Agent”).
WITNESSETH THAT:
In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee agree as follows:
WHEREAS, the Depositor and the Owner Trustee have previously entered into the Trust Agreement dated as of February 27, 2006 (the “Trust Agreement”).
WHEREAS, the parties hereto desire to amend the terms of and restate the Trust Agreement.
In consideration of the mutual agreements herein contained, the Depositor, the Owner Trustee and Citibank, N.A., solely for purposes of its agreement to serve as Certificate Registrar and Certificate Paying Agent, agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01      Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated February 27, 2006, among Citigroup Mortgage Loan Trust 2006-AR1, as Issuer, U.S. Bank National Association, as Indenture Trustee, CitiMortgage, Inc. as Securities Administrator and Citibank, N.A. as Note Registrar, Paying Agent and Authenticating Agent (“Appendix A”), which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.
Section 1.02	Other Definitional Provisions.
(a)          All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)          As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.
(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.
(d)          The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORGANIZATION
Section 2.01      Name. The trust created hereby (the “Trust”) shall be known as “Citigroup Mortgage Loan Trust 2006-AR1”, in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.
Section 2.02      Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.
Section 2.03     Purposes and Powers. The purpose of the Trust is to engage in the following activities:
(i)           to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Trust Agreement and to sell, transfer and exchange the Notes and the Certificate;
(ii)	to pay the organizational, start-up and transactional expenses of the Trust;
(iii)        to enter into and perform its obligations under the Basic Documents to which it is to be a party;
(iv)         to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and if directed by Holder of Certificate representing more than 50% of the beneficial interests in the Trust, to hold, manage, distribute, or sell the Owner Trust Estate subsequent to the discharge of the Indenture, all for the benefit of the Holder of the Certificate;
(v)          to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
(vi)         subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders;
(vii)       the Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Basic Documents, including but no limited to the terms set forth in Section 10.01(d); and
(viii)	to issue REMIC Class A Notes upon a REMIC Conversion.
Section 2.04      Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Owner Trustee is hereby authorized to execute the Basic

Documents on behalf of the Trust and to take all actions required to be taken by it in accordance with the terms of this Agreement.
Section 2.05      Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Certificateholder shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.
Section 2.06      Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust. The parties hereto intend that for federal income tax, state income tax, and local franchise tax purposes, the Trust be disregarded as an entity separate from the Single Owner. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholder will be those of an equity owner of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.
Section 2.07     Liability of the Holder of the Certificate. The Holder of the Certificate shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust and the Owner Trustee (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Holder of the Certificate would be liable if the Trust were a corporation, and the Holder of the Certificate was a common stockholder in the corporation, under Delaware corporate law; provided, however, that the Holder of the Certificate shall not be liable for payments required to be made on the Notes, or for any losses incurred by a Noteholder in the capacity of an investor in the Notes. The Holder of the Certificate shall be liable for and shall promptly pay any entity level taxes imposed on the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the second preceding sentence for which the Holder of the Certificate shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Holder of the Certificate under this paragraph shall be evidenced by the Certificate.
Section 2.08     Title to Trust Property. Legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.
Section 2.09      Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than

Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware, Maryland, Minnesota or New York in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware, Maryland, Minnesota or New York. The only office of the Trust maintained by the Owner Trustee will be at the Corporate Trust Office in Delaware.
Section 2.10     Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:
(i)           The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(ii)          The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor.
(iii)        The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Depositor has duly authorized such conveyance and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.
(iv)         The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.
(v)          The Trust is not required to register as an investment company under the Investment Company Act and is not under the control of a Person required to so register.
Section 2.11     Investment Company. Neither the Depositor nor any holder of a Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act.

ARTICLE III

CONVEYANCE OF THE OWNER TRUST ESTATE AND THE TRUST CERTIFICATE
Section 3.01      Conveyance of the Owner Trust Estate. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trust, on behalf of the Holders of the Notes and the Owner Trust Certificate, without recourse, all its right, title and interest in (a) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (b) such assets as shall from time to time be credited or are required by the terms of this Indenture to be credited to the Payment Account; (c) such assets relating to the Mortgage Loans as from time to time may be held by the Initial Sub-Servicers in the applicable accounts and the Securities Administrator in the Payment Account; (d) any REO Property; (e) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto); (f) the Mortgage Loan Purchase Agreement; (g) the rights with respect to the Servicing Agreement and the Wells Fargo Servicing Agreement and (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (the “Owner Trust Estate”). In the event of a REMIC Conversion, the assets of the Owner Trust Estate will be comprised of REMIC regular interests.
The Depositor intends that the transaction set forth herein be a sale by the Depositor to the Trust of all of its right, title and interest in. In the event that the transaction set forth herein is not deemed to be a sale, the Depositor hereby grants to the Trust a security interest in all of its right, title and interest in, to and under the Owner Trust Estate, all distributions thereon and all proceeds thereof; and this Owner Trust Agreement shall constitute a security agreement under applicable law.
For income tax purposes the Depositor hereto intends that the transactions set forth herein shall not be a taxable event.
Section 3.02     The Certificate. The Certificate shall be issued in the form of a single Certificate, representing a 100% Certificate Percentage Interest. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.03. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such a Certificate or did not hold such offices at the date of authentication and delivery of such a Certificate. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to Section 3.04.
A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.04.
Section 3.03      Authentication of the Certificate. Concurrently with the acquisition of the Owner Trust Estate by the Trust, the Owner Trustee or the Certificate Registrar shall cause the Certificate in an initial aggregate Certificate Percentage Interest of 100.00% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in the authorized denomination. The Certificate shall not entitle its holder to any benefit under this Owner Trust Agreement or be valid for any purpose unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Registrar, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.
Section 3.04    Registration of and Limitations on Transfer and Exchange of the Certificate. The Certificate Registrar shall keep or cause to be kept, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate as herein provided. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.
Subject to satisfaction of the conditions set forth below with respect to the Certificate, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee or the Certificate Registrar shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate evidencing no less than a 100% Certificate Percentage Interest dated the date of authentication by the Owner Trustee or the Certificate Registrar.
Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.
No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate.

No Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit D hereto.
No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Seller, the Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Seller, the Servicer or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit E to this Agreement, and transferor executes a representation letter, substantially in the form of Exhibit F to this Agreement, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Seller, the Servicer or the Depositor and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit D) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor. No certification will be required in connection with the initial transfer of any such Certificates by the Issuer to the Depositor and by the Depositor to one of its Affiliates. The Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Seller, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
Prior to a REMIC conversion no transfer, sale, pledge or other disposition of the Certificate or interest herein shall be made unless the intended transferee certifies in the form of Exhibit H hereto to the Owner Trustee, the Certificate Registrar, and the Indenture Trustee that, in connection with the transfer, it will acquire both the Trust Certificate and a 100% Percentage Interest in each Class of Privately Offered Notes then Outstanding, thus becoming a Single Owner upon completion of the transfer. Notwithstanding the foregoing, a Certificate may be pledged to secure indebtedness and may be the subject of repurchase agreements treated as secured indebtedness for federal income tax purposes. Upon a default under any such indebtedness, the lender or repurchase agreement counterparty, as applicable may deliver to the Certificate Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee a certificate substantially in the form attached hereto as Exhibit I certifying that a default has occurred and that a REMIC Conversion should be undertaken. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Certificate to the Depositor or any Affiliate thereof or to the transfer to the Initial Single Owner.
No transfer of the Certificate or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee and the Certificate Registrar are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Certificate Registrar, the Seller, the Servicer and the Master Servicer that the purchase of the Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar, the Securities Administrator, the Seller, the Servicer or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar, the Securities Administrator, the Seller, the Servicer or the Master Servicer. In lieu of such Opinion of Counsel, a Person acquiring such a Certificate may provide a certification in the form of Exhibit G to this Agreement, which the Depositor, the Owner Trustee, the Certificate Registrar, the Securities Administrator, the Seller, the Servicer and the Master Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate from the Issuer to the Depositor, or by the Depositor to an Affiliate of the Depositor (in which case, the Depositor and such Affiliate, as applicable, shall be deemed to have represented that such party is not a Plan or a Person investing Plan Assets of any Plan).
Section 3.05     Mutilated, Destroyed, Lost or Stolen Certificate. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Certificate Registrar, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.05, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
Section 3.06    Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any

Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.
Section 3.07     Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Certificate Paying Agent or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor, the Certificate Paying Agent or the Owner Trustee, a list, in such form as the Depositor, the Certificate Paying Agent or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Paying Agent, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
Section 3.08     Maintenance of Office or Agency. The Owner Trustee on behalf of the Trust, shall maintain an office or offices or agency or agencies where the Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent in respect of the Certificate and the Basic Documents may be delivered. The Owner Trustee initially designates the Corporate Trust Office of the Certificate Paying Agent as its office for purposes of delivery of notices. The Owner Trustee shall give prompt written notice to the Depositor, the Certificate Paying Agent, the Certificate Registrar and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.
Section 3.09      Certificate Paying Agent. (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificate and Section 5.01 hereof from payments remitted to the Certificate Paying Agent by the Securities Administrator pursuant to Section 3.03 of the Indenture. The Trust hereby appoints the Securities Administrator as Certificate Paying Agent and the Securities Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:
(i)           hold all sums held by it for the payment of amounts due with respect to the Certificate in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(ii)          give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Certificate Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Certificate;
(iii)         at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv)         immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Certificate if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment;
(v)          comply with all requirements of the Code with respect to the withholding from any payments made by it on a Certificate of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and
(vi)         not institute bankruptcy proceedings against the Issuer in connection with this Trust Agreement.
(b)          The Trust may revoke such power and remove the Certificate Paying Agent if it determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. In the event that Citibank, N.A. shall no longer be the Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in Section 3.09(a) as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.04, 6.05, 6.06, 6.07, 6.08 and 7.01 shall apply to the Certificate Paying Agent to the same extent applicable to the Owner Trustee except where the context requires otherwise. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.
(c)          The Certificate Paying Agent shall establish and maintain with itself a trust account (the “Certificate Distribution Account”) in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Securities Administrator, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions, from moneys on deposit in the Certificate Distribution Account in accordance with Section 5.01 hereof. The funds in the Certificate Distribution Account shall be held uninvested.

ARTICLE IV
AUTHORITY AND DUTIES OF OWNER TRUSTEE
Section 4.01     General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, except as otherwise provided in this Trust Agreement, to take all actions required of the Trust pursuant to the Basic Documents.
Section 4.02      General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement.
Section 4.03      Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Certificateholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Article IV.
(b)          Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.
(c)          Whenever the Owner Trustee is required to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 4.04    No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. Notwithstanding and provision herein or in any other Basic Document, the Owner Trustee shall not be obligated to prepare, file or execute any documents or certificates required to be filed by the Trust pursuant to the Sarbanes-Oxley Act as of 2002, as amended. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.
Section 4.05     Restrictions. (a) The Owner Trustee or the Depositor (or an Affiliate thereof) shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03, or (y) that, to the actual knowledge of the Owner Trustee based on an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05. Notwithstanding the preceding sentence, the Owner Trustee will not prohibit any actions contemplated here in the case of a REMIC conversion and will reasonably cooperate with the Securities Administrator in carrying out the events contemplated following a REMIC conversion.
(b)          Subject to the proviso in the last paragraph of Section 3.04 hereof, the Owner Trustee shall not convey or transfer any of the Trust’s properties or assets, including those included in the Owner Trust Estate, to any person unless (a) it shall have received an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section 3.12(b) of the Indenture. Notwithstanding the preceding sentence, the Owner Trustee will not prohibit any actions contemplated here in the case of a REMIC conversion and will reasonably cooperate with the Securities Administrator in carrying out the events contemplated following a REMIC conversion.
Section 4.06      Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Certificateholders shall not have notified the Owner

Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:
(a)          the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;
(b)          the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);
(c)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;
(d)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; and
(e)          the appointment pursuant to the Indenture of a successor Note Registrar, Certificate Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.
Section 4.07      Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholder to, except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder.
Section 4.08     Action by Certificateholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written direction of the Certificateholder and the consent of the Noteholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year following termination of this Trust Agreement.
Section 4.09      Restrictions on Certificateholder’s Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.
Section 4.10     Control. Except as expressly provided herein, any written notice or instruction of the Certificateholder delivered pursuant to this Trust Agreement shall be effective if signed by the Certificateholder.
Section 4.11      Optional Redemption. Upon receipt of written instructions provided to the Owner Trustee by the Certificateholder, the Owner Trustee shall cause the Trust to redeem the Notes in accordance with Section 8.06 of the Indenture and shall provide all necessary notices on behalf of the Trust to effect the foregoing, provided that such Holder shall deposit with the Securities Administrator an amount equal to the aggregate redemption price specified under Section 8.06 of the Indenture. The Owner Trustee shall not have the power to exercise the right of the Issuer to redeem the Notes pursuant to Section 8.06 of the Indenture, except as provided above.
Section 4.12      Optional Repurchase of the Mortgage Loans. The Certificateholder shall have the option at any one time, but not the obligation, to purchase five (5) or more Mortgage Loans selected by it in its sole discretion as long as the aggregate Outstanding Principal Balance of such Mortgage Loans does not exceed 1.00% of the Pool Balance. Such Mortgage Loans shall be purchased from the Trust Estate at a price equal to the Repurchase Price or equal to the aggregate fair market value of such Mortgage Loans. If at any time the Certificateholder exercises such option, it shall immediately notify, or cause to be notified, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Custodian (which certification shall include a statement to the effect that all amounts required to be deposited in the Payment Account pursuant to Section 3.01 of the Servicing Agreement have been or will be so deposited) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Custodian as agent for the Indenture Trustee shall promptly release the related Mortgage Files to the Certificateholder. Notwithstanding the foregoing, if a TMP Trigger Event occurs the aforementioned optional repurchase right will terminate.

ARTICLE V

APPLICATION OF TRUST FUNDS
Section 5.01     Distributions. (a) On each Payment Date, the Certificate Paying Agent shall in accordance with the directions of the Securities Administrator given pursuant to the Indenture distribute to the Certificateholder, all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section 3.03 of the Indenture) for such Payment Date as reduced by any amount owing to the Owner Trustee hereunder and any Expenses of the Trust remaining unpaid.
(b)          In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).
(c)          Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders.
Section 5.02      Method of Payment. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.
Section 5.03      Tax Returns. The Securities Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver to each Certificateholder as may be required by the Code and applicable Treasury regulations, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury regulations (making such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations) and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01 of this Trust Agreement with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto; provided, however, that the Securities Administrator shall not be required to (x) prepare and file corporation tax returns on behalf of the Trust, (y) calculate and/or report any “excess inclusions” with respect to the Certificate, or (z) compute the Trust’s gross income; and provided further, the Securities Administrator shall not be required to prepare and file partnership tax returns or any other tax returns on behalf of the Trust or do any additional tax work caused by any change in the tax treatment of the Notes or Trust from the treatment contemplated hereunder, unless the Securities Administrator receives (i) an Opinion of Counsel reasonably satisfactory to it (which shall not be at the Securities Administrator’s expense, but shall be at the expense of the Depositor or other party furnishing such opinion) as to the necessity of such filings or work, and (ii) reasonable additional compensation for the preparation and filing of such additional returns or any such additional tax work. The Trust hereby grants permission to the Securities Administrator to sign, to the extent permitted by law, all tax and information returns prepared by the Securities Administrator pursuant to this Section 5.03 at the request of the Securities Administrator, and in doing so the Owner Trustee shall have no liability for information or calculations provided by, the Securities Administrator.
Subsequent to a TMP Trigger Event, the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
Section 5.04      Statements to Certificateholders. On each Payment Date, the Certificate Paying Agent shall make available to each Certificateholder the statement or statements provided to the Owner Trustee by the Certificate Paying Agent pursuant to Section 7.04 of the Indenture with respect to such Payment Date.

ARTICLE VI
CONCERNING THE OWNER TRUSTEE
Section 6.01     Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by each of them constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):
(a)          The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders or any other Person permitted under this Trust Agreement;
(b)          No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(c)          Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;
(d)          The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or any other Person or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificate, other than the certificate of authentication on the Certificate, if executed by the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;
(e)          The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency other than the filing of the Certificate of Trust and any financing statements;
(f)           The Owner Trustee shall not be liable for the default or misconduct of the Depositor, Securities Administrator, Indenture Trustee, Certificate Registrar, Certificate Paying Agent or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this

Trust Agreement or the Basic Documents that are required to be performed by the Depositor, Indenture Trustee, Certificate Registrar, Certificate Paying Agent, Securities Administrator or the Master Servicer or under the Indenture or the Seller or any other Person under the Basic Documents.
(g)          The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.
Section 6.02      Furnishing of Documents. The Owner Trustee or the Securities Administrator shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.
Section 6.03     Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:
(a)          It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;
(b)          It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;
(c)          Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;
(d)          This Trust Agreement assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e)          The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and
(f)           No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.
Section 6.04     Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, note, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
(b)          In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.
Section 6.05      Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.
Section 6.06      Owner Trustee Not Liable for the Certificate or Related Documents. The recitals contained herein and in the Certificate (other than the signatures of the Owner Trustee on the Certificate) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related

Documents, or of MERS or the MERS® System. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar, the Indenture Trustee or the Securities Administrator taken in the name of the Owner Trustee.
Section 6.07      Owner Trustee May Own the Certificate and Notes. The Owner Trustee in its individual or any other capacity may, subject to Section 3.04, become the owner or pledgee of the Certificate or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.
Section 6.08     Payments from Owner Trust Estate. All payments to be made by the Owner Trustee under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate or from other amounts required to be provided by the Certificateholders and only to the extent that the Owner Trust shall have received income or proceeds from the Owner Trust Estate or the Certificateholders to make such payments in accordance with the terms hereof. Wilmington Trust Company, in its individual capacity, shall not be liable for any amounts payable under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party.
Section 6.09    Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.05 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company; or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Owner Trustee, as the case may be, contemplated hereby.
Section 6.10    Liability of Certificate Registrar and Certificate Paying Agent. All provisions affording protection or rights to or limiting the liability of the Owner Trustee, including the provisions of this Agreement permitting the Owner Trustee to resign, merge or consolidate, shall inure as well to the Certificate Registrar and Certificate Paying Agent.
Section 6.11     Derivative Contracts. (a) At the direction of the Certificateholder, the Indenture Trustee shall, on behalf of the Owner Trust Estate, enter into special derivative contracts for the benefit of the Certificate. Any acquisition of a special derivative contract shall be accompanied by (i) an appropriate amendment to this Agreement, (ii) any Opinion of Counsel required by Section 10.01, (iii) confirmation from each Rating Agency that the acquisition will not cause the downgrade, withdrawal or suspension of the rating on any Note and (iv) the consent of the Certificateholder to the acquisition of such special derivative contract.
(b)          All collections, proceeds and other amounts in respect of the special derivative contracts payable by the special derivative counterparty shall be distributed to the owner trust certificates on the Payment Date following receipt thereof by the Certificate Paying Agent on behalf of the Indenture Trustee.
(c)          Any special derivative contract that provides for any payment obligation on the part of the Owner Trust Estate must (i) be without recourse to the assets of the Owner Trust Estate, (ii) contain a non-petition covenant provision from the special derivative counterparty, (iii) limit payment dates thereunder to Payment Dates, (iv) contain a provision limiting any cash payments due to the special derivative counterparty on any day under such special derivative contract solely to funds available therefor in the Certificate Distribution Account available to make payments to the Certificateholders on such Payment Date and (v) provide for all notices and correspondence to be provided to the Certificate Paying Agent.
(d)          Each special derivative contract must (i) provide for the direct payment of any amounts by the special derivative counterparty thereunder to the Certificate Distribution Account at least one Business Day prior to the related Payment Date, (ii) contain an assignment of all of the Owner Trust Estate’s rights (but none of its obligations) under such special derivative contract to the Indenture Trustee on behalf of the Certificateholders and shall include an express consent to the special derivative counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such special derivative contract shall terminate upon the direction of the Certificateholder, and (iv) prohibit the special derivative counterparty from “setting-off’ or “netting” other obligations of the Owner Trust Estate and its Affiliates against such special derivative counterparty’s payment obligations thereunder.
Notwithstanding the foregoing, if a TMP Trigger Event occurs the aforementioned right of the Certificateholder to enter into a special derivatives contract will terminate.

ARTICLE VII
COMPENSATION OF OWNER TRUSTEE
Section 7.01     Owner Trustee's Fees and Expenses. The Owner Trustee shall receive from the Securities Administrator, in its capacity as Master Servicer, as compensation for its services hereunder such fees as have been separately agreed upon by the Owner Trustee and the Master Servicer. In the event that the Securities Administrator, in its capacity as Master Servicer, fails to pay such fees on any Payment Date, the Owner Trustee shall be entitled to such fee from funds on deposit in the Payment Account to the extent set forth in the Servicing Agreement and prior to any payments to the Noteholders on such Payment Date. Additionally, the Owner Trustee shall be reimbursed from amounts on deposit in the Payment Account, in accordance with Section 2.11(xii) of the Servicing Agreement for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents
Section 7.02      Indemnification. The Trust shall indemnify, defend and hold harmless the Owner Trustee and its respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent hereunder, provided, that:
(i)           the Trust shall not be liable for or required to indemnify an Indemnified Party, as applicable, from and against Expenses arising or resulting from such Indemnified Party’s own intentional misconduct, gross negligence, bad faith, grossly negligent failure to act or, as to the Owner Trustee, as a result of any inaccuracy of a representation or warranty of the Owner Trustee contained in Section 6.03 expressly made by the Owner Trustee;
(ii)          to the extent that any such Expenses are required to be paid to the Owner Trustee (A) by the Master Servicer pursuant to Section 4.03 of the Servicing Agreement, (B) from amounts on deposit in the Payment Account pursuant to Section 7.01 of this Trust Agreement and Section 2.11(xii) of the Servicing Agreement, (C) from amounts on deposit in the Certificate Distribution Account pursuant to Section 5.01 of this Trust Agreement or (D) by the holders of the Owner Trust Certificate pursuant to Section 2.07 of this Trust Agreement, then the Trust shall indemnify the Indemnified Parties for such Expenses to the extent that such Expenses are not, at the time due to the Indemnified Parties, readily recoverable from, and in fact promptly upon reasonable notice paid to the Indemnified Parties by or from, as applicable, one of the sources listed in the foregoing clauses (A), (B), (C) and (D);

(iii)        with respect to any such claim, the Indemnified Party shall have given the Trust written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof; provided, however, that failure to give such notice shall not affect the indemnification of the Indemnified Party except to the extent the Trust is materially prejudiced by such failure;
(iv)         while maintaining control over its own defense, the Trust shall consult with the Indemnified Party in preparing such defense; and
(v)          notwithstanding anything in this Agreement to the contrary, the Trust shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Trust which consent shall not be unreasonably withheld.
The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent or the termination of this Trust Agreement. In addition, upon written notice to the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent and with the consent of the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent which consent shall not be unreasonably withheld, the Trust has the right to assume the defense of any claim, action or proceeding against the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent.
The Certificateholder agrees to indemnify the Indemnified Parties for any Expense for which the Trust is required to indemnify the Indemnified Parties pursuant to Section 7.02 of this Agreement, other than (x) any Expense required to be covered by the Master Servicer pursuant to Section 4.03 of the Servicing Agreement and (y) any Expense already paid by the Trust in accordance with Section 7.02 of this Agreement.
To the extent that the Trust or the Certificateholder pursuant to this Section 7.02 indemnifies the Indemnified Parties for any Expenses that are required to be paid to the Owner Trustee (A) by the Master Servicer pursuant to Section 4.03 of the Servicing Agreement, (B) from amounts on deposit in the Payment Account pursuant to Section 7.01 of this Trust Agreement and Section 2.11(xii) of the Servicing Agreement, (C) from amounts on deposit in the Certificate Distribution Account pursuant to Section 5.01 of this Trust Agreement or (D) by the holders of the Owner Trust Certificate pursuant to Section 2.07 of this Trust Agreement, then the Trust or the Certificateholder, as applicable, shall be subrogated to the Owner Trustee’s rights to be paid such Expenses by or from, as applicable, the sources listed in the foregoing clauses (A), (B), (C) and (D).

ARTICLE VIII
TERMINATION OF TRUST AGREEMENT
Section 8.01     Termination of Trust Agreement. (a) This Trust Agreement (other than Article VII) shall terminate and the Trust shall dissolve, wind up and terminate in accordance with Section 3808(e) of the Statutory Trust Statute and be of no further force or effect upon the earlier of (i) the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement and (ii) the distribution of all of the assets of the Owner Trust Estate, in accordance with written instructions provided to the Owner Trustee by the Certificateholder, following the optional redemption of the Notes effected by the Certificateholder pursuant to Section 8.06 of the Indenture; provided in each case that all amounts owing to the Noteholders to the extent payable from the Owner Trust Estate or proceeds thereof have been paid in full and that all obligations under the Indenture have been discharged. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
(b)          Notwithstanding anything to the contrary herein, the Trust shall not terminate upon the occurrence of a TMP Trigger Event or REMIC Conversion.
(c)          Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificate to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders mailed within five Business Days of receipt of notice of the final payment on the Notes from the Securities Administrator, stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificate, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.
In the event that all of the Certificateholders shall not surrender their Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificate for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificate was to have been made pursuant to Section 3.03 of the Indenture, all the Certificate shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Depositor.
(d)          Upon the winding up of the Trust and its termination, the Owner Trustee shall upon receipt of written direction from, and expense of, the Certificateholder cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(c) of the Statutory Trust Statute.

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
Section 9.01     Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's and/or at least BBB- by Standard and Poor's or is otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.
Section 9.02     Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.
If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee.
Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.
Section 9.03    Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.
No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.
Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Owner Trustee shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.
Section 9.04     Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.
Section 9.05     Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.
Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(a)          All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;
(b)          No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and
(c)          The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.
Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X
MISCELLANEOUS
Section 10.01   Amendments. (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment, except as provided in subparagraph (e) and (i) below, be accompanied by an Opinion of Counsel addressed to the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent and obtained by the Depositor to the effect that such amendment (i) complies with the provisions of this Section and (ii) would not cause the Trust to be subject to an entity level tax for federal income tax purposes.
(b)          If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Holders), it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be furnished with (A) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or the rating then assigned to any Note or (B) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders.
(c)          If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of any Noteholders or Certificateholders, but the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be furnished with an Opinion of Counsel obtained by the Depositor that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Noteholders or Certificateholders.
(d)          If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) an Opinion of Counsel obtained by the Depositor to the effect that such action will not adversely affect in any material respect the interests of any Noteholders or Certificateholders and (B) either (a) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or (b) the consent of Holder of Certificate evidencing a majority Percentage Interest of the Certificate and the consent of Noteholders representing at least 51% of the Note Principal Balance of the Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder or (ii) reduce the aforesaid percentage of Certificate the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificate then outstanding. Notwithstanding the foregoing, the Issuer, at the direction of the Certificateholder, may amend Section 2.03 hereof. Any amendment of Section 2.03 hereof shall be accompanied by (i) an appropriate amendment to the applicable Agreement, (ii) any Opinion of Counsel reasonably requested by the Underwriter, the Rating Agencies, the Indenture Trustee and the Securities Administrator, (iii) written confirmation from the Rating Agencies that such amendment will not result in any Note to be downgraded, withdrawn or suspended and (iv) written consent of the Certificateholder with respect to the amendment of such permitted activity.
(e)          If the purpose of the amendment is to provide for the holding of any of the Certificate in book-entry form, it shall require the consent of Holder of the Certificate then outstanding; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.
(f)           Promptly after the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and the Rating Agencies. It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.
(g)          In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.
(h)          No amendment or agreement affecting the rights or duties of the Owner Trustee, Certificate Registrar or the Certificate Paying Agent may be entered into without the consent of the affected party.
(i)           If the purpose of the amendment is to add or eliminate or change any provision relating to the springing REMIC function of this Trust Agreement. An amendment subject to this Section 10.01(i) shall not require the consent of the Noteholders or Certificateholders, provided, however, the Owner Trustee shall receive from the Certificateholder written direction to enter such amendment based on this Section 10.01(i). The Owner Trustee may rely on such direction in entering into the amendment and is under no duty or obligation to determine compliance with entering into the amendment.
Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.
Section 10.02   No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate solely by virtue of their status as a Certificateholder. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.
Section 10.03   Limitations on Rights of Others. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.
Section 10.04   Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt, to the Owner Trustee at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; to the Depositor at: Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel; to the Securities Administrator at CitiMortgage, Inc., 1000 Technology Drive, M.S. 337, O’Fallon, Missouri 63368; to the Certificate Registrar and the Certificate Paying Agent at Citibank, N.A. 388 Greenwich Street, 14th Floor, New York, New York 10013 (Attention: Citigroup Mortgage Loan Trust 2006-AR1); to CapitalSource Inc. 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Chief Legal Officer; to Standard & Poor's, a division of The McGraw-Hill Companies, Inc. at: 55 Water Street, New York, New York 10041; to Fitch Ratings, One State Street Plaza, New York, New York 10004; to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
(b)          Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.
(c)          A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor.
Section 10.05   Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.06   Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07   Successors and Assigns. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors, and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.
Section 10.08   No Petition. The Owner Trustee, by entering into this Trust Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificate, the Notes, this Trust Agreement or any of the Basic Documents. This Section shall survive for one year following the termination of this Trust Agreement.
Section 10.09  No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificate represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificate or the Basic Documents.
Section 10.10    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 10.11  GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 10.12    Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 10.13  Obligations. The execution and delivery of this Trust Agreement by CitiMortgage, Inc. is not in its individual capacity but solely in its capacity as Securities Administrator. The execution and delivery of this Trust Agreement by and by Citibank, N.A. solely for purposes of its appointment and agreement to serve as Certificate Registrar and Certificate Paying Agent. The Securities Administrator shall have no duties or obligations under this Agreement except for those duties expressly set forth in this Agreement as duties of the Securities Administrator, and no implied duties shall be read into this Agreement on the part of the Securities Administrator. The Certificate Paying Agent or Certificate Registrar shall have no duties or obligations under this Agreement except for those duties expressly set forth in this Agreement as duties of the Certificate Paying Agent or Certificate Registrar, and no implied duties shall be read into this Agreement on the part of the Certificate Paying Agent or Certificate Registrar. In entering into this Agreement and with respect to all matters arising under this Agreement, the Securities Administrator and the Certificate Registrar or the Certificate Paying Agent shall enjoy and be protected by all of the rights, powers, benefits, immunities, indemnities and other protections granted to it under Article VI of the Indenture.

ARTICLE XI
REMIC CONVERSION
Section 11.01  Conditions Precedent to a REMIC Conversion. Prior to a REMIC Conversion:
(i)           the Servicer shall have received at least two bids for the REO properties in the trust, at least one of which is sufficient not to result in the allocation of any Realized Losses to any of the Offered Notes;
(ii)          the servicer shall have completed the sale from the Trust Estate of all REO properties at their fair market value and
(iii)        the entity seeking the REMIC Conversion shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections as contemplated in Exhibit J hereto.

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ Anita E. Dallago
Name:	Anita E. Dallago
Title:	Sr. Financial Services Officer

CITIMORTGAGE, INC., acting not individually but solely as Securities Administrator

By:	/s/ Tommy R. Harris
Name:	Tommy R. Harris
Title:	Sr. Vice President

CITIBANK, N.A., acting not individually but solely as Certificate Registrar and Certificate Paying Agent

By:	/s/ Jennifer H. McCourt
Name:	Jennifer H.McCourt
Title:	Vice President

CSE MORTGAGE LLC, Certificateholder

By:	/s/ Brian Graham
Name:	Brian Graham
Title:	Authorized Agent

EXHIBIT A
Form Of Certificate
[Face]
THIS CERTIFICATE IS SUBORDINATE TO THE NOTES AS DESCRIBED IN THE INDENTURE.
NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.
THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.04 OF THE TRUST AGREEMENT REFERRED TO HEREIN.
NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE, UNLESS THE INTENDED TRANSFEREE CERTIFIES IN THE FORM OF EXHIBIT H TO THE TRUST AGREEMENT TO THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR, AND THE INDENTURE TRUSTEE THAT, IN CONNECTION WITH THE TRANSFER, IT WILL ACQUIRE BOTH THE TRUST CERTIFICATE AND A 100% PERCENTAGE INTEREST IN EACH CLASS OF PRIVATELY OFFERED NOTES THEN OUTSTANDING, THUS BECOMING A SINGLE OWNER UPON COMPLETION OF THE TRANSFER. NOTWITHSTANDING THE FOREGOING, THIS CERTIFICATE MAY BE PLEDGED TO SECURE INDEBTEDNESS AND MAY BE THE SUBJECT OF REPURCHASE AGREEMENTS TREATED AS SECURED INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES. UPON A DEFAULT UNDER ANY SUCH INDEBTEDNESS, THE LENDER OR REPURCHASE AGREEMENT COUNTERPARTY, AS APPLICABLE, MAY DELIVER TO THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE A CERTIFICATE CERTIFYING THAT A DEFAULT HAS OCCURRED AND THAT A REMIC CONVERSION SHOULD BE UNDERTAKEN.
NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF

OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF CERTIFICATES IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR OR THE MASTER SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE OWNER TRUSTEE, THE CERTIFICATE REGISTRAR, THE SECURITIES ADMINISTRATOR OR THE MASTER SERVICER.
THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE CERTIFICATE PAYING AGENT, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, OR THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE BASIC DOCUMENTS.

Certificate No.
Cut-off Date: February 1, 2006	Percentage Interest: 100%
Date of Amended and Restated Trust Agreement: February [__], 2006	First Payment Date: March 27, 2006
Master Servicer: CitiMortgage, Inc.
CITIGROUP MORTGAGE LOAN TRUST 2006-AR1
Evidencing a fractional undivided equity interest in the Owner Trust Estate, the property of which consists primarily of the Mortgage Loans in Citigroup Mortgage Loan Trust 2006-AR1 (the “Trust”), a Delaware statutory trust formed by CITIGROUP MORTGAGE LOAN TRUST INC., as depositor, pursuant to the Trust Agreement referred to below.
This certifies that _____________ is the registered owner of the Percentage Interest represented hereby.
The Trust was created pursuant to a Short Form Trust Agreement, dated as of February 23, 2006 between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”, which term includes any successor entity under the Trust Agreement) (the “Short Form Trust Agreement”) as amended and restated by the Amended and Restated Trust Agreement, dated as of February 27, 2006 (as amended and supplemented from time to time, the “Trust Agreement”), among the Depositor, the Owner Trustee, CitiMortgage, Inc. in its capacity as Securities Administrator and Citibank, N.A., in its capacity as certificate registrar and certificate paying agent, a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
This Certificate is a duly authorized issue of Trust Certificate, Series 2006-AR1 (herein called the “Certificate”) issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holder of the Certificate and the terms upon which the Certificate is executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement. The rights of the Holder of the Certificate are subordinated to the rights of the Holders of the Notes, as set forth in the Indenture.
There will be distributed on the 25th day of each month or, if such 25th day is not a Business Day, the next Business Day (each, a “Payment Date”), commencing on March 2006, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding such Payment Date (the “Record Date”), such Certificateholder's Percentage Interest in the amount to be distributed to the Certificateholder on such Payment Date.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Payment Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholder for any amount payable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.
The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, dated as of February 27, 2006, among the Trust, U.S. Bank National Association, as Indenture Trustee, CitiMortgage, Inc., as Securities Administrator and Citibank, N.A., as note registrar, paying agent and authenticating agent (the “Indenture”).
The Depositor and each Certificateholder, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificate for federal, state and local income tax purposes as an equity interest in the Trust.
Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, the Trust Agreement or any of the Basic Documents.
Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Owner Trustee for that purpose by the Trust, as provided in Section 3.08 of the Trust Agreement.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified in such notice.
The Mortgage Loans in each Loan Group are subject to purchase in whole, but not in part, by the Certificateholder, on any Payment Date on or after the Payment Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the end of the prior Due Period is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.
No transfer of the Certificate or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Securities Administrator,

the Certificate Registrar, the Seller, the Servicer and the Master Servicer that the purchase of the Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit G to the Agreement, which the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer and the Master Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.
No transfer, sale, pledge or other disposition of a Certificate or any interest therein shall be made, and the Certificate Registrar shall refuse to register any such transfer, sale, pledge or other disposition, unless the intended transferee certifies in the form of Exhibit H to the Trust Agreement to the Owner Trustee, the Certificate Registrar, and the Indenture Trustee that, in connection with the transfer, it will acquire both the Trust Certificate and a 100% Percentage Interest in each Class of Privately Offered Notes then Outstanding, thus becoming a Single Owner upon completion of the transfer. Notwithstanding the foregoing, a Certificate may be pledged to secure indebtedness and may be the subject of repurchase agreements treated as secured indebtedness for federal income tax purposes.
Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.
THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.
CITIGROUP MORTGAGE LOAN TRUST 2006-AR1 BY: WILMINGTON TRUST COMPANY not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Dated: February ____, 2006

CERTIFICATE OF AUTHENTICATION
This is the Certificate referred to in the within mentioned Agreement.
CITIBANK, N.A.
not in its individual capacity
but solely as Certificate Paying Agent

By:_______________________________________________________
Authorized Signatory

or:_______________________________________________________
as Authenticating Agent of the Trust

By: :_______________________________________________________
Authorized Signatory

[REVERSE OF CERTIFICATE]
The Certificate do not represent an obligation of, or an interest in, the Depositor, the Seller, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Mortgage Loans, all as more specifically set forth herein and in the Trust Agreement. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.
The Trust Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Trust Agreement and would not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or the rating then assigned to any Note. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder. If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement, other than as specified in the preceding two sentences, the amendment shall require either (a) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Note or the rating then assigned to any Note or (b) the consent of Holder of the Certificate evidencing a majority of the Percentage Interests of the Certificate and the Indenture Trustee; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of the Certificate the Holder of which are required to consent to any such amendment without the consent of the Holder such Certificate then outstanding.
As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trust, as provided in the Trust Agreement, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon the new Certificate of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Citibank, N.A.

Except as provided in the Trust Agreement, the Certificate are issuable only in a minimum Certificate Percentage Interest of 100%.
The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.
The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate as and when provided in accordance with the terms of the Trust Agreement.

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)
____________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated:		*/
Signature Guaranteed

*/

__________________________
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

DISTRIBUTION INSTRUCTIONS
The assignee should include the following for the information of the Certificate Paying Agent:
Distribution shall be made by wire transfer in immediately available funds to for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

Signature of assignee or agent (for authorization of wire transfer only)

EXHIBIT B
CERTIFICATE OF TRUST OF
CITIGROUP MORTGAGE LOAN TRUST 2006-AR1
THIS Certificate of Trust of Citigroup Mortgage Loan Trust 2006-AR1 (the “Trust”), dated February __, 2006, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.).
1.            Name. The name of the statutory trust formed hereby is Citigroup Mortgage Loan Trust 2006-AR1.
2.            Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.
IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.
Wilmington Trust Company, not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of February__, 2006

By:
Name:
Title:

EXHIBIT C
[FORM OF RULE 144A INVESTMENT REPRESENTATION]
DESCRIPTION OF RULE 144A SECURITIES, INCLUDING NUMBERS:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).
1.            In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.
2.            The Buyer warrants and represents to, and covenants with, the Owner Trustee, the Certificate Registrar and the Depositor (as defined in the Amended and Restated Trust Agreement (the “Agreement”), dated as of February [__], 2006 among Citigroup Mortgage Loan Trust Inc., as Depositor, Wilmington Trust Company, as Owner Trustee, and CitiMortgage, Inc. in its capacity as Securities Administrator and Citibank, N.A. in its capacity as Certificate Registrar and Certificate Paying Agent) pursuant to Section 3.04 of the Agreement and U.S. Bank National Association, as indenture trustee, as follows:
a.            The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.
b.            The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.            The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.
d.            Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.
e.            The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.
3.            The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Certificate Registrar, Master Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (both a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar, the Owner Trustee, the Master Servicer, the Seller, the Servicer and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan is permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the

Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer.
4.            This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.
IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.
__________________________________	__________________________________
Print Name of Seller	Print Name of Buyer

By: _______________________________	By: _______________________________
Name: Title:	Name: Title:

Taxpayer Identification:	Taxpayer Identification:
No. _______________________________	No. _______________________________
Date: ______________________________	Date: ______________________________

ANNEX 1 TO EXHIBIT C
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:
1.            As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.
2.            In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.
___
Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
_________________________
            Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___
Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___
State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
4.            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5.            The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.
_____ Yes	_____ No	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?
6.            If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.
7.            The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT C
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]
The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:
1.            As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.
2.            In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.
____	The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).
____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.            The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
4.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.
5.            The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.            The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT D
CERTIFICATE OF NON-FOREIGN STATUS
This Certificate of Non-Foreign Status (“certificate”) is delivered pursuant to Section 3.04 of the Amended and Restated Trust Agreement, dated as of February [__], 2006 (the “Trust Agreement”), among Citigroup Mortgage Loan Trust Inc., as Depositor, Wilmington Trust Company, as Owner Trustee, and CitiMortgage, Inc. in its capacity as Securities Administrator and Citibank, N.A. in its capacity as Certificate Registrar and Certificate Paying Agent, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner for U.S. federal income tax purposes (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner, of the Trust Certificate, Series 2006-AR1 (the “Certificate”). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Trust Agreement.
Each holder must complete Part I and Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.
In addition, each holder shall submit with the certificate an IRS Form W-9 relating to such holder.
To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:
Part I.	Complete Either A or B
	A.	Individual as Beneficial Owner

1.	I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. federal income taxation;
2.	My (The Beneficial Owner's) name and home address are:
___________________________
___________________________
___________________________; and
3.	My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is __________________________.
B.	Corporate, Partnership or Other Entity as Beneficial Owner
1.	(Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations;

2.	The Beneficial Owner's office address and place of incorporation (if applicable) is
______________________; and
3.	The Beneficial Owner's U.S. employer identification number is
_______________________.
Part II.	Nominees
If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:
________ an IRS Form W-9
________ a form such as this or substantially similar
provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with a change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.
Part III.	Declaration
The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust, and any false statement contained therein could be punishable by fines, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.
____________________________
Name
____________________________
Title (if applicable)
____________________________
Signature and Date

*Note: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

EXHIBIT E
FORM OF INVESTMENT LETTER [NON-RULE 144A]
[DATE]
Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Citibank, N.A.,
as Certificate Registrar
388 Greenwich Street
14th Floor
New York, New York 10013
Attention: Citibank Agency & Trust, CMLTI 2006- AR1
Re:	Citigroup Mortgage Loan Trust 2006-AR1 Trust Certificate, Series 2006-AR1 (the “Certificate”)

Ladies and Gentlemen:
In connection with our acquisition of the above-captioned Certificate, we certify that (a) we understand that the Certificate are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of such Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (g) below), (f) we have not offered or sold any Certificate to, or solicited offers to buy any Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such

Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.
Very truly yours,
[TRANSFEREE]

By:
Authorized Officer

EXHIBIT F
TRANSFEROR CERTIFICATE

Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Citibank, N.A.,
as Certificate Registrar
388 Greenwich Street
14th Floor
New York, New York 10013
Attention: Citibank Agency & Trust, CMLTI 2006-AR1
Re:	Proposed Transfer of Trust Certificate, Citigroup Mortgage Loan Trust 2006-AR1

Ladies and Gentlemen:
This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of a trust certificate (the “Trust Certificate”) representing 100% fractional undivided interest in Citigroup Mortgage Loan Trust 2006-AR1 (the “Trust”) created pursuant to a Trust Agreement, dated as of February [__], 2006 (such agreement, as amended by the Amended and Restated Trust Agreement dated February [__], 2006, being referred to herein as the “Trust Agreement”) among Citigroup Mortgage Loan Trust Inc., as Depositor, Wilmington Trust Company, as Owner Trustee, CitiMortgage, Inc. in its capacity as Securities Administrator, Citibank, N.A. in its capacity as certificate registrar and certificate paying agent (the “Certificate Registrar”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Deposit Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee and the Certificate Registrar that:
Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Trust Certificate, any interest in any Trust Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Trust Certificate, any interest in any Trust Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Trust Certificate under the Securities Act of 1933 (the “Act”), that would render the disposition of any Trust Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Trust Certificate. The Transferor has not and will not sell or otherwise transfer any of the Trust Certificate, except in compliance with the provisions of the Trust Agreement.
Date: __________________________	__________________________ Name of Transferor
__________________________ Signature
__________________________ Name
__________________________ Title

EXHIBIT G
[DATE]
Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Citibank, N.A.,
as Certificate Registrar
388 Greenwich Street
14th Floor
New York, New York 10013
Attention: Citibank Agency & Trust, CMLTI 2006-AR1
Re:	Proposed Transfer of Trust Certificate, Citigroup Mortgage Loan Trust 2006-AR1 (the “Certificate”)

Ladies and Gentlemen:
This certification is being made by ____________________ (the “Transferee”) in connection with the proposed Transfer by ____________________ (the “Transferor”) of a trust certificate (the “Trust Certificate”) representing 100% fractional undivided interest in Citigroup Mortgage Loan Trust 2006-AR1 (the “Trust”) created pursuant to a Trust Agreement, dated as of February [__], 2006 (such agreement, as amended by the Amended and Restated Trust Agreement dated February [__], 2006, being referred to herein as the “Trust Agreement”) among Citigroup Mortgage Loan Trust Inc., a Delaware corporation, as depositor (the “Depositor”), Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”), CitiMortgage, Inc., not individually but acting solely as Securities Administrator (the “Securities Administrator”) and Citibank, N.A., not in its individual capacity but acting solely as certificate registrar (the “Certificate Registrar”) and as certificate paying agent (in such capacity, the “Certificate Paying Agent”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Certificate Registrar that:
(i)	either (a) or (b) is satisfied, as marked below:
___         a.          The Transferor is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986 (the “Code”), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificate with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. §2510.3-101; or

___         b.          The Transferor is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986 (the “Code”), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificate with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. §2510.3-101 and will provide the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Master Servicer with an Opinion of Counsel, satisfactory to the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Transferor is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the Seller, the Servicer or the Master Servicer; and
(ii)          the Transferor is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

Very truly yours,

By:
Name:
Title:

EXHIBIT H
FORM OF TRANSFEREE CERTIFICATE
Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Citibank, N.A.,
as Certificate Registrar
388 Greenwich Street
14th Floor
New York, New York 10013
Attention: Citibank Agency & Trust, CMLTI 2006-AR1

U.S. Bank National Association, as Indenture Trustee
One Federal Street, 3rd Floor
Boston, MA 02110

Re:	Proposed Transfer of Trust Certificate, Citigroup Mortgage Loan Trust 2006-AR1 (the “Certificate”)

Ladies and Gentlemen:
This certification is being made by ______________ (the “Transferee”) in connection with the proposed Transfer by ___________ of Certificate representing __% fractional undivided interest in Citigroup Mortgage Loan Trust 2006-AR1 created pursuant to a Trust Agreement, dated as of February [__], 2006 (such agreement, as amended by the Amended and Restated Trust, Agreement dated February [__], 2006, being referred to herein as the “Trust Agreement”) among Citigroup Mortgage Loan Trust Inc., as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”), CitiMortgage, Inc., solely in its capacity as securities administrator (the “Securities Administrator”) and Citibank, N.A., solely is its capacity as certificate registrar (the “Certificate Registrar”) and certificate paying agent (the “Certificate Paying Agent”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Certificate Registrar that:
Following the transfer, the transferee will own both the Trust Certificate and a 100% Percentage Interest in each Class of Privately Offered Notes then Outstanding.

Date: __________________________	__________________________ Name of Transferee
__________________________ Signature
__________________________ Name
__________________________ Title

EXHIBIT I
FORM OF TRANSFEROR CERTIFICATE
Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Citibank, N.A.,
as Certificate Registrar
388 Greenwich Street
14th Floor
New York, New York 10013
Attention: Citibank Agency & Trust, CMLTI 2006-AR1
U.S. Bank National Association, as Indenture Trustee
One Federal Street, 3rd Floor
Boston, MA 02110
Re:	Proposed Transfer of Trust Certificate, Citigroup Mortgage Loan Trust 2006-AR1 (the “Certificate”)
Ladies and Gentlemen:
This certification is being made by ___________ (the “Transferor”) in connection with the proposed pledge or transfer to __________ of Certificate representing __% fractional undivided interest in Citigroup Mortgage Loan Trust 2006-AR1 created pursuant to a Trust Agreement, dated as of February [__], 2006 (such agreement, as amended by the Amended and Restated Trust Agreement, dated February [__], 2006, being referred to herein as the “Trust Agreement”) among Citigroup Mortgage Loan Trust Inc., as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”), CitiMortgage, Inc., solely in its capacity as securities administrator (the “Securities Administrator”) and Citibank, N.A. solely is it capacity as certificate registrar (the “Certificate Registrar”) and certificate paying agent (the “Certificate Paying Agent”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Certificate Registrar that:
(a) The Certificate is being pledged by the Transferor to secure indebtedness of [___________] or is the subject of a loan agreement or repurchase agreement treated as secured indebtedness of [___________] for federal income tax purposes as permitted under the Trust Agreement; or
(b) [_________] has [pledged the Certificate to secure indebtedness owed to [________]] [has transferred the Certificate pursuant to a repurchase agreement to [________]] and a default has occurred under the terms of such [indebtedness] [repurchase agreement]. Accordingly,

[_____], as [secured lender] [repurchase agreement counterparty] hereby directs that steps be taken to complete a REMIC Conversion.
Date: __________________________	__________________________ Name of Transferor
__________________________ Signature
__________________________ Name
__________________________ Title

EXHIBIT J
FORM OF POOLING AND SERVICING AGREEMENT
[PROVIDED UPON REQUEST]

EXHIBIT K
FORM OF INDENTURE
[PROVIDED UPON REQUEST]